                                                                      EXHIBIT 99

                      [PENTASTAR COMMUNICATIONS, INC. LOGO]


                     PENTASTAR COMMUNICATIONS, INC. ACQUIRES
                           PARTEL COMMUNICATIONS, INC.

                                      * * *

                           ACQUISITION WILL ESTABLISH
                      PENTASTAR AS US WEST'S LARGEST AGENT

Denver, Colorado (March 20, 2000) - PentaStar Communications, Inc. (NASDAQ:
PNTA), one of the largest communications services agents in the country, announced today that it has completed the acquisition of ParTel Communications, Inc. ("ParTel").

ParTel is one of US West's fastest growing agents with annualized run rate revenue in excess of $2 million. The acquisition of ParTel establishes PentaStar as US West's largest agent across its 14 state territory.

Under the terms of the merger agreement, the consideration for this transaction was approximately $1 million in cash and PentaStar common stock. In addition, there is a potential earnout payment based upon the earnings of ParTel for the year ending December 31, 2000.

ParTel, founded in 1982, is a full-service communications agent based in Phoenix, AZ primarily servicing customers in the Phoenix and Tucson Metro areas. Partel is a strategic partner of US West and sells primarily high-end, data-oriented products. ParTel is staffed with technicians and customer service representatives that provide service thoughout Arizona 24 hours a day, 7 days a week.

To help accelerate growth and revenue performance of the operations acquired, PentaStar intends to further develop opportunities in the Phoenix and Tucson markets by adding incremental services and capabilities to existing product offerings. By leveraging PentaStar's established relationships with communication services providers, ParTel will be able to offer customers a wider array of products.

"The acquisition of ParTel gives us a presence in the majority of US West's major markets including the Pacific Northwest and Rocky Mountain regions. Likewise, this acquisition provides an entry into the fast-growing and rapidly expanding business community of the Phoenix/Tucson markets," said Bob Lazzeri, Chief Executive Officer of PentaStar.

At the time the acquisition of ParTel is consummated, PentaStar will loan $500,000 to a corporation controlled by the former shareholders of ParTel. The loan will be due not later than December 31, 2000, and will be personally guaranteed by the former shareholders.

ABOUT PENTASTAR COMMUNICATIONS, INC.
PentaStar designs, procures and facilitates the installation and use of communications services solutions that best meet customers' specific requirements and budgets. PentaStar was formed in

March 1999 to become a communications services agent. Concurrently with its IPO on October 26, 1999, PentaStar acquired ICM Communications Integration, Inc., a Seattle, Washington based communications services agent, and DMA Ventures, Inc., d/b/a Access Communications, a Denver, Colorado based communications services agent, and commenced its business operations. PentaStar's common stock is traded on the Nasdaq Small Cap Market under the ticker symbol PNTA. For more complete information about PentaStar, contact PentaStar Communications, Inc., 1522 Blake Street, Denver, Colorado 80202, (303) 825-4400, visit the company's website at www.pentastarcom.com or send an e-mail to info@pentastarcom.com

This press release may contain forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include those described in PentaStar's Registration Statement on Form SB-2, its current report on Form 8-K dated December 9, 1999 and its Quarterly Report on Form 10-QSB dated December 10, 1999 and all other Securities and Exchange Commission filings submitted as of this date.

                                      # # #

CONTACT INFORMATION:
         Nancy Shipp
         PentaStar Communications Inc.
         E-mail: nshipp@pentastarcom.com
         Phone:  303-825-4400